Exhibit 10.3

                                PATENT ASSIGNMENT

     THIS PATENT ASSIGNMENT ("Assignment") is made and entered into this 31st day of January, 2005 (the "Effective Date") by and between Meditech Pharmaceuticals, Inc., a corporation duly formed under the laws of the State of Nevada, (hereinafter called the "Assignor") and East West Distributors, Inc., a corporation duly formed under the laws of the State of Nevada, (hereinafter called the "Assignee")

     A. WHEREAS, Assignor owns the following two patents and the inventions described therein (hereinafter called "the Patents" and "the Inventions", respectively):

          1. Canadian Patent #1261269 to Gerald N. Kern and Joseph Michaelson, issued September 26, 1989

          2. Canadian Patent # 1242147 to Gerald N. Kern, issued September 20, 1988;

     B. WHEREAS, the Assignee is desirous of acquiring and Assignor is desirous of assigning all right, title and interest in all of the Patents and the Inventions;

     NOW, THEREFORE, Assignor, for value received, the receipt and adequacy of which is hereby acknowledged, does hereby sell, assign, and convey unto Assignee all right, title and interest throughout the world in and to the Patents and the Inventions, this assignment including, but not being limited to:

     a. All applications for patent, issued patents, or like protection on said Inventions made or owned by Assignor or its legal representatives, whether in Canada or any other country or place anywhere in the world;

     b. All substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, extension, and the like of said applications and patents and like grants, including without limitation, those obtained or permissible under past, present and future laws or statutes;

     c. All rights of action on account of past, present and future unauthorized use of said Inventions and for infringement of said patents and like protection;

     d. The right of Assignee to file in its name applications for patents and like protection for said Inventions in any country or countries foreign to Canada; and

     e. All international rights or priority associated with said Inventions, applications for patents, patents and like protection.


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     Assignor  covenants  that  Assignor,   its  heirs,  legal  representatives,
officers, assigns, and administrators, will execute all papers and perform such other acts, with expenses if any to be paid by Assignee, as may be reasonably necessary to give Assignee, its successors and assigns, the full benefit of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the successors, assigns and legal representatives of the parties hereto.

         .

                                    Assignor:



Date:  __________________           By:
                                        ----------------------------------------
                                        Name:
                                        Title:


THE STATE OF ARIZONA                ss.
                                    ss.
COUNTY OF                           ss.
          ----------------------


     This instrument was acknowledged by _________________ on this the _____ day of __________________, 2005.


                                    --------------------------------------------
(Seal)                              Notary Public in and for the State of Nevada

                                    My commission expires:
                                                          ----------------------





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